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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 Current Report

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                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report: April 20, 1995

                          LONG ISLAND LIGHTING COMPANY
               (Exact name of registrant as specified in charter)

        New York                       1-3571                   11-1019782
(State of Incorporation)        (Commission File No.)        (I.R.S. Employer
                                                             Identification No.)

              175 East Old Country Road, Hicksville, New York 11801
                                  516-755-6650
          (Address and telephone number of Principal Executive Offices)


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Item 1.  Changes in Control of Registrant

         Not applicable.

Item 2.  Acquisition or Disposition of Assets

         Not applicable.

Item 3.  Bankruptcy or Receivership

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant

         Not applicable.

Item 5.  Other Information

                 On April 7, 1995, the Public Service Commission of the State of New York (the "PSC") issued an order with respect to the Company's three-year electric rate plan filed in December 1993. The PSC's order provided, among other things: that the Company's current electric rates shall remain in effect for the first rate year of the plan that began on December 1, 1994; that the Company's expenditures for certain PSC mandated activities, such as energy conservation and research and development, shall be reduced; and that the rate proceeding shall be continued to determine the level of rates for the second and third years of the plan.

                 The PSC stated that its decision to continue the rate proceeding reaffirms its commitment to allow the Company to recover its Shoreham-related assets, which the PSC also stated is a crucial factor in the Company's ability to maintain its investment grade bond rating and to secure reasonably priced capital. The continuation of the rate proceeding would also enable the PSC to consider the Company's operations and its opportunities for greater efficiency over the next several years. Toward this end, the PSC encouraged the parties to negotiate a multi-year electric rate settlement, with the goal being to stabilize and possibly reduce rates in a manner consistent with the full recovery of the Shoreham-related assets. The PSC is expected to provide the Company with a detailed opinion supporting its order shortly.

Item 6.  Resignations of Registrant's Directors

         Not applicable.

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Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

         Not applicable.

Item 8.  Change in Fiscal Year

         Not applicable.

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                                    SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       LONG ISLAND LIGHTING COMPANY
                                                 Registrant


                                       By      THEODORE A. BABCOCK
                                         ---------------------------------
                                               THEODORE A. BABCOCK
                                                     Treasurer

Dated:  April 20, 1995

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